EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the previously filed registration statements on Form S-1 (Nos. 333-30074, 333-36826 and 333-38538) and on Form S-8 (No. 333-32678) of our report dated January 11, 2002, relating to the consolidated financial statements of Nettaxi.com appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.


/s/BDO SEIDMAN, LLP
BDO SEIDMAN, LLP
San Jose, California
February 21, 2002



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